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                                                                    EXHIBIT 99.5

                                    Form of
                         AMENDMENT TO RIGHTS AGREEMENT

        This Amendment to Rights Agreement (this "Amendment"), dated as of November 7, 1996 and effective as of October 24, 1996, by and between Quarterdeck Corporation, a Delaware corporation (the "Company"), and Bank of America National Trust and Savings Association (the "Rights Agent"), is an amendment to that certain Rights Agreement, dated as of August 11, 1992 (the "Rights Agreement"), made by and between the Company and the Rights Agent. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Rights Agreement.

        WHEREAS, the Company and the Rights Agent are parties to that certain Rights Agreement;

        WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company may, prior to the Distribution Date, without the approval of the holders of the Company's Common Stock, $.001 par value per share (the "Common Stock"), amend or supplement the Rights Agreement;

        WHEREAS, on October 24, 1996, the Company's Board of Directors acted to amend the Rights Agreement as set forth in Section 1 below;

        WHEREAS, Section 27 of the Rights Agreement provides that after such Board action, the Company shall give notice of such amendment to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at their addresses as they appear on the registry of the Transfer Agent for the Common Stock;

        WHEREAS, Section 27 also provides that upon delivery of a certificate from an appropriate officer of the Company that states that the proposed amendment to the Rights Agreement is in compliance with Section 27 (the "Officer's Certificate"), the Rights Agent shall execute an amendment to the Rights Agreement reflecting such amendments and

        WHEREAS, the Officer's Certificate has been delivered by the Company to the Rights Agent;

        NOW, THEREFORE, in consideration of the premises and of the covenants herein contained, the parties hereto agree as follows:

        1. AMENDMENT TO RIGHTS AGREEMENT. The last sentence of Section 1(a) of the Rights Agreement shall be amended to read in full as follows:

            "Notwithstanding the foregoing, (A) no Person shall become an "Acquiring Person"(i) as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the Common Shares of the Company then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company

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and shall, after such share purchases by the Company, become the Beneficial
Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an "Acquiring Person" and (ii) if within 8 days after such Person would otherwise have become an Acquiring Person (but for the operation of this subclause (A)(ii)), such Person notifies the Board of Directors that such Person did so inadvertently and, within 2 days after such notification, such Person is the Beneficial Owner of less than 15% of the outstanding Common Shares," and (B) Fletcher International Limited, a company organized under the laws of the Cayman Islands ("Fletcher"), shall not be deemed to be an Acquiring Person as a result of its acquisition of 200,000 shares of the Company's Series B Convertible Preferred Stock, the Company's Warrant dated September 30, 1996 (the "Warrant"), or any Common Shares received upon conversion of the Series B Convertible Preferred Stock or exercise of the Warrant; provided, however, that if Fletcher is the Beneficial Owner of any additional Common Shares in excess of an additional 5.0% of the Common Shares outstanding, then Fletcher shall be deemed to be an "Acquiring Person."

        2. STATUS OF RIGHTS AGREEMENT. Except as otherwise amended, modified or supplemented by this Amendment, the Rights Agreement shall continue in full force and effect.

        3. COUNTERPARTS. This Amendment may be executed simultaneously, in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

        4. APPLICABLE LAW. This Amendment shall be construed and enforced in accordance with the laws of the State of Delaware.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

                                QUARTERDECK CORPORATION

                                /s/ Bradley D. Schwartz
                                --------------------------
                                By:  Bradley D. Schwartz
                                Its: Senior Vice President
                                     and General Counsel


                                BANK OF AMERICA NATIONAL
                                TRUST AND SAVINGS ASSOCIATION

                                -----------------------------
                                By:
                                Its:


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